Exhibit 99.1
American Midstream Partners, LP, to Present at the BetterInvesting
National Convention in Cincinnati on Sept. 16.
DENVER, CO — Sept. 14, 2011— American Midstream Partners, LP (NYSE: AMID), today announced that it will be presenting at the 2011 BetterInvesting National Convention (BINC) in Cincinnati on Sept. 16, 2011. Brian Bierbach, Chief Executive Officer, will speak to a lunch meeting of BetterInvesting members from 1:10 p.m. to 1:35 p.m. ET, and company representatives will remain at the conference to speak to attendees throughout the weekend. American Midstream’s presentation will be available on the company’s website at www.americanmidstream.com on September 16, 2011.
American Midstream Partners will become a corporate sponsor of BetterInvesting, one of the largest non-profit retail investor organizations in the U.S. This sponsorship represents one facet of what will be American Midstream’s ongoing efforts to increase its exposure to the retail investor community.
About American Midstream Partners, LP
Denver-based American Midstream Partners, LP, is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of natural gas midstream energy assets. The company provides midstream services in the Gulf Coast and Southeast regions of the United States. For more information about American Midstream, visit www.americanmidstream.com.
About BetterInvesting
Empowering investors since 1951, BetterInvesting is the brand identity of the National Association of Investors Corporation, a national, nonprofit association with members consisting of individual investors and investment clubs. With headquarters in Madison Heights, Mich., BetterInvesting is considered the voice of the individual investor, as well as the pioneer of the modern investment club movement. BetterInvesting is dedicated to providing a sound program of investment education and information to help its members become successful long-term, lifetime investors. For more information about BetterInvesting, visit its website at www.betterinvesting.org or call toll free (877) 275-6242. For additional BetterInvesting data and news releases, visit the Media Center at www.betterinvesting.org/mediacenter.
Forward Looking Statements
This press includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to, among other things, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “should”, “will”, “potential” and similar terms and phrases to identify forward looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Please see our Risk Factor disclosures included in our prospectus dated July 26, 2011 that was filed with the SEC on July 27, 2011. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.